UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Soho House & Co Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London WC2R 1EA
United Kingdom	WC2R 1EA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512 300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2025, Soho House & Co Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EH Parent LLC, a Delaware limited liability company and an affiliate of Yucaipa (“Parent”), EH MergerSub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

A special committee (the “Special Committee”) of independent and disinterested members of the Company’s board of directors (the “Company Board”) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Support Agreements (as defined below), are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Company Stockholders. The Special Committee adopted resolutions recommending that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Support Agreements. The resolutions adopted by the Special Committee further recommended that the Company Board submit the Merger Agreement to the Company Stockholders for their adoption, and recommend that the Company Stockholders vote in favor of the adoption of the Merger Agreement. As of the date hereof, the Special Committee’s recommendation has not been withdrawn, rescinded or modified. The Company Board determined that the Merger Agreement, including the Support Agreements, and the transactions contemplated thereby are advisable, fair to and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Company Stockholders.

At the effective time of the Merger (the “Effective Time”):

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time (other than the Parent Owned Merger Sub Shares) will be cancelled and extinguished and automatically converted into one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Company (each, a “Class A Common Stock”);

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares, the Rollover Shares, Dissenting Company Shares and shares of Class A Common Stock issued pursuant to Section 2.8 of the Merger Agreement) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $9.00, without interest thereon (the “Per Share Price”); and

(iii) each share of Company Common Stock that is (A) held by the Company Group or (B) an Owned Company Share, and each Parent Owned Merger Sub Share will be canceled and extinguished without any conversion thereof or consideration paid therefor.

The Merger Agreement also provides that the Company Board (or any of its committees) will adopt resolutions that provide that, immediately prior to the Effective Time:

•

each outstanding stock appreciation right granted by the Company (each, a “Company Stock Appreciation Right”) that is held by a holder other than a holder subject to a Support Agreement and which is vested in accordance with its terms and is outstanding and unexercised (each, a “Vested Company SAR”), will be cancelled and converted into the right to receive with respect to each Vested Company SAR an amount equal to the product of (i) each Vested Company SAR, multiplied by (ii) the excess, if any, of (A) the Per Share Price over (B) the base price per share of Company Common Stock subject to such cancelled Vested Company SAR, without interest and less any required tax withholdings; provided that any Vested Company SAR with a base price per share that is equal to or greater than the Per Share Price will be cancelled for no consideration;

•

with respect to each Vested Company SAR that is held by any applicable holder that is a party to a Support Agreement (a “Rollover Holder” and, each such Vested Company SAR, a “Rollover Holder Vested Company SAR”), (A) sixty percent (60%), or such other amount as set forth in the Rollover

Holder’s Support Agreement, of the total Rollover Holder Vested Company SARs held by each Rollover Holder (consisting of those Rollover Holder Vested Company SARs of each Rollover Holder with the most recent grant date) will continue to be subject to the same terms and conditions applicable to the applicable Rollover Holder Vested Company SARs, except that a share of Class A Common Stock shall replace a share of Company Common Stock as the base share applicable to such Rollover Holder Vested Company SARs; and (B) forty percent (40%), or such other amount as set forth in the Rollover Holder’s Support Agreement, of the total Rollover Holder Vested Company SARs held by each Rollover Holder (consisting of those Rollover Holder Vested Company SARs of each Rollover Holder with the with the earliest grant date) will be cancelled in exchange for an amount equal to the product of (i) each cancelled Rollover Holder Vested Company SAR, multiplied by (ii) the excess, if any, of (x) the Per Share Price over (y) the base price per share of such Rollover Holder Vested Company SARs, without interest and less any required tax withholdings; provided that any Rollover Holder Vested Company SARs with a base price per share that is equal to or greater than the Per Share Price will be cancelled in exchange for no consideration;

•

each outstanding restricted stock unit award granted by the Company (each, a “Company RSU”) or performance-based restricted stock unit award granted by the Company (each, a “Company PSU”) that, in each case, is vested but not yet settled or that vests as a result of the consummation of the Merger (each, a “Vested Company RSU” or “Vested Company PSU,” as applicable) will be cancelled and converted into the right to receive an amount equal to the product of (A) the number of shares of Company Common Stock that vested with respect to such holder’s Vested Company RSU and/or Vested Company PSU, as applicable, multiplied by (B) the Per Share Price, without interest (such amounts, the “Vested Company RSU and PSU Consideration”), with the total Vested Company RSU and PSU Consideration paid in cash, less any required tax withholdings (the “Vested Company RSU and PSU Cash Consideration”); provided that, for any applicable Rollover Holder, forty percent (40%), or such other amount as set forth in the Rollover Holder’s Support Agreement, of such holder’s total Vested Company RSU and PSU Cash Consideration will be paid in cash and sixty percent (60%), or such other amount as set forth in the Rollover Holder’s Support Agreement, will be paid in the form of such number of shares of Class A Common Stock equal to the quotient of (x) sixty percent (60%), or such other amount as set forth in the Rollover Holder’s Support Agreement, of the Vested Company RSU and PSU Consideration with respect to all Vested Company RSUs and Vested Company PSUs of such holder, and (y) the Per Share Price (rounded to the nearest whole share);

•

each outstanding Company RSU held by any director of the Company who is not an officer or employee of the Company or any affiliate, that is not a Vested Company RSU (each such Company RSU, a “Non-Employee Director Unvested Company RSU”), will be cancelled and converted into the right to receive an amount equal to the product of (A) the number of Non-Employee Director Unvested Company RSUs held by such holder multiplied by (B) the Per Share Price, without interest (such amounts, the “Non-Employee Director Unvested Company RSU Consideration”), with the total Non-Employee Director Unvested Company RSU Consideration paid in cash (the “Non-Employee Director Unvested Company RSU Cash Consideration”); provided that, for any applicable Rollover Holder, such Rollover Holder will only be paid a portion of the Non-Employee Director Unvested Company RSU Cash Consideration (as set forth in the Rollover Holder’s Support Agreement and which may be 0), in cash, and a portion (as set forth in the Rollover Holder’s Support Agreement and which may be 0) will be paid to such holder in the form of such number of shares of Class A Common Stock equal to the quotient of (x) such amount set forth in the Rollover holder’s Support Agreement of the Non-Employee Director Unvested Company RSU Cash Consideration of such holder, and (y) the Per Share Price (rounded to the nearest whole share); and

•

with respect to each outstanding Company Stock Appreciation Right that is not a Vested Company SAR, each outstanding Company RSU that is not a Vested Company RSU or Non-Employee Director Unvested Company RSU, and each outstanding Company PSU that is not a Vested Company PSU (each such outstanding Company Stock Appreciation Right, Company RSU or Company PSU, an “Unvested Award”), (i) each share of Company Common Stock subject to each such Unvested Award will be substituted with a share of Class A Common Stock, and (ii) except with respect to the substitution contemplated by (i), each Unvested Award will continue to be subject to the same terms and conditions applicable to such Unvested Award.

Holders of Dissenting Company Shares, if any, will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL.

If the Merger is consummated, the Class A Common Stock will be delisted from the New York Stock Exchange as soon as reasonably practicable after the Effective Time. The Class A Common Stock will be deregistered pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such delisting.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain conditions as set forth in the Merger Agreement, including but not limited to: (i) the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Company Common Stock to adopt the Merger Agreement; (ii) the affirmative vote of the holders of a majority of the votes cast by the Unaffiliated Company Stockholders; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the absence of any law, injunction, judgment, or order issued by a governmental authority of competent jurisdiction that prohibits, makes illegal, or enjoins the consummation of the Merger; (v) prior or substantially concurrent funding of the Debt Financing; (vi) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally for any inaccuracies that have not had a Company Material Adverse Effect or, in certain cases, other qualifications agreed by the parties and set forth in the Merger Agreement); and (vii) in the case of the Buyer Parties’ obligations to consummate the Merger, the absence of a Company Material Adverse Effect.

No-Shop Period

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate or engage in discussions or negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company and the Special Committee, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Board of Directors of the Company (acting upon the recommendation of the Special Committee) or the Special Committee in good faith (after consultation with its financial advisor and outside legal counsel) determines that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

Regulatory Efforts

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the Merger. If and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, the Buyer Parties are not required to, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any material assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries or Parent and its Affiliates, or any other material restrictions on the activities of the Company and its Subsidiaries or Parent and its Affiliates.

Termination and Fees

The Merger Agreement contains certain termination rights for the Buyer Parties. If the Merger Agreement is terminated by the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay certain equity financing sources (the “Equity Investors”) a termination fee of $20,000,000 (“Company Termination Fee”). The Company Termination Fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within nine months of the termination.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m. Eastern time, on February 15, 2026 (or such later date as agreed to by the parties, the “Termination Date”).

Financing of the Merger

The Equity Investors have delivered to the Company commitment letters from the Equity Investors pursuant to which each Equity Investor has committed, subject to the terms and conditions thereof, to invest in Merger Sub the cash amounts set forth therein.

Certain of the Equity Investors have also committed, subject to the terms and conditions of their commitment letters, to fund to Merger Sub an aggregate termination fee of $10,000,000 if (i) the Company terminates the Merger Agreement because all conditions to the Merger have been satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company and (ii) certain of the Equity Investors does not fund its respective cash commitment at the Closing.

Certain entities controlled, managed and/or advised by Apollo Capital Management, L.P., Goldman Sachs Asset Management L.P. and their respective affiliates (the “Lenders”) have committed to provide certain subsidiaries of the Company with debt financing in an aggregate principal amount of $845 million on the terms and subject to the conditions set forth in debt commitment letters. A portion of the proceeds of such debt financing will be used to repay certain existing notes owned by affiliates of Goldman Sachs Asset Management L.P. and entities controlled, managed or advised by Goldman Sachs Asset Management L.P. or its affiliates in connection with the consummation of the transaction. The obligations of the Lenders to provide debt financing under the debt commitment letters are subject to customary closing conditions.

Under the terms of the Merger Agreement, the Company is required to put in no more than $67 million in balance sheet cash to pay proceeds in the transaction, subject to certain adjustments.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the consummation of the Merger. The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. The Company’s liability for monetary damages for breaches of the Merger Agreement are capped at $20,000,000. The Buyer Parties’ liability for monetary damages for breaches of the Merger Agreement are capped at $10,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Support Agreements

Also on August 15, 2025, in connection with the Company’s concurrent execution of the Merger Agreement, certain stockholders of the Company (the “Reinvestment Stockholders”) entered into rollover and support agreements (the “Support Agreements”) with the Company. Pursuant to the Support Agreements, the Reinvestment Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to (a) vote their respective shares of Company Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement and (b) designate as “Rollover Shares” for purposes of the Merger Agreement a certain number of Company Common Stock owned by such Reinvestment Stockholders. The Support Agreements also include certain restrictions on transfer of shares of Company Common Stock by the Reinvestment Stockholders.

In the event that the Company secures additional equity financing for the transaction prior to the closing, a portion of such additional equity financing will be used to reduce the Rollover Shares for certain Reinvestment Stockholders up to a certain amount.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the form of Support Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein. The key provisions of each Support Agreement are substantially identical, in all material respects, to the key provisions in the attached form of Support Agreement. The form of Support Agreement has been included to provide investors with information regarding the material terms of the support agreements. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, the Reinvestment Stockholders or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Support Agreements were made only for purposes of the Support Agreements as of the specific dates therein, were solely for the benefit of the applicable parties to the Support Agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Support Agreements, which subsequent information may or may not be reflected in the Company’s public disclosures. The Support Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub, the Reinvestment Stockholders and the transactions contemplated by the Support Agreements that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Support Agreements, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 18, 2025, the Company announced the appointment of Neil Thomson as its Chief Financial Officer and principal financial officer, effective August 18, 2025 (the “Effective Date”). Mr. Thomson will replace Thomas Allen, who will remain with the Company through August 29, 2025 to assist with the transition of his duties. Mr. Allen’s departure was not the result of any disagreement with any member of management or the Company’s independent auditors on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Mr. Thomson, 54, is a 30-year hospitality company operations and finance veteran, having served since June 1, 2020 as Chief Financial Officer of Tasty Restaurant Group, a leading private equity backed U.S.-based franchisee of quick service restaurants. Prior to this, Mr. Thomson was Chief Financial Officer of Del Frisco’s, a U.S. high-end casual dining company. Mr. Thomson also held a number of senior management positions during 15 years at Yum! Brands, including Chief Financial Officer of India, Chief Development Officer of Pizza Hut International and Chief Growth Officer of Pizza Hut Asia. Mr. Thomson is a Chartered Accountant, having started his career at KPMG London.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Thomson entered into an employment agreement (the “Employment Agreement”) with Soho House UK Limited, a wholly-owned subsidiary of the Company, pursuant to which Mr. Thomson’s base annual salary will be GBP 413,000 and he will be eligible for an annual performance bonus target of at least 50% but no more than 100% of his base annual salary under the Company’s annual discretionary cash bonus program. Mr. Thomson will be eligible to participate in the Company’s equity incentive scheme beginning on the one-year anniversary of the Effective Date, on terms to be determined by the Compensation Committee of the Company Board.

There are no arrangements or understandings between Mr. Thomson and any other persons pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Thomson and any director or executive officer of the Company. Mr. Thomson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his separation, Mr. Allen entered into a transition and separation agreement (the “Separation Agreement”) with Soho House Beach House LLC, a wholly-owned subsidiary of the Company (“Soho Beach”), pursuant to which, and subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants, Mr. Allen will be entitled to receive the following payments and benefits: (i) a lump sum cash payment equal to 14 months of Mr. Allen’s current base salary; (ii) continued health insurance coverage at Soho Beach’s expense for up to 12 months; and (iii) the accelerated vesting of his outstanding restricted stock units (“RSUs”). In addition, in recognition of his services rendered to date and to support the transition of his responsibilities through August 29, 2025, Mr. Allen will be granted additional RSUs with respect to 178,571 shares, which will vest and be settled in two equal installments, within 60 days of his separation and before February 13, 2026.

Post-Merger Compensation

In connection with the Merger, the Company has entered into term sheets with certain executive officers of the Company, including Andrew Carnie, the Company’s Chief Financial Officer, Neil Thomson, the Company’s Chief Financial Officer, and Tom Collins, the Company’s Chief Operating Officer, describing the terms of their employment following the Effective Time. Following the Effective Time, the base salary of Mr. Carnie will increase from £1,850,000 to £2,000,000 and the notice period provided under his employment agreement will increase from six months to 12 months. In addition, following the Effective Time, the Company will establish a management incentive plan (“MIP”), pursuant to which eligible employees may receive options to purchase shares of Class A Common Stock. Subject to the approval of the Company Board (or its Compensation Committee), Mr. Carnie, Mr. Thomson, and Mr. Collins will each be granted options to purchase Class A Common Stock that will vest based on the Company’s EBITDA achievement from the Effective Time through (i) the fiscal year ended 2026 (the “2026 MIP Award”), (ii) the fiscal year ended 2028 (the “2028 MIP Award”) and (iii) the fiscal year ended 2030 (the “2030 MIP Award”), in each case, subject to the executive’s continued employment through the vesting date and subject to repurchase by the Company in the event of certain terminations of employment. The vesting of the 2026 MIP Award is also subject to satisfaction of certain other metrics. Any outstanding options under the MIP will vest in full upon a change of control or an initial public offering (each, an “Exit Event”), subject to the achievement of the applicable performance goals on or prior to such Exit Event and the executive’s continued employment through the Exit Event. The 2026 MIP Awards for Messrs. Carnie, Thomson and Collins will have a target grant date fair value of $7,500,000, $2,500,000 and $2,500,000, respectively. The 2028 MIP Awards for Messrs. Carnie, Thomson and Collins will have a target grant date fair value of $15,000,000, $5,000,000 and $5,000,000, respectively. The 2030 MIP Awards for Messrs. Carnie, Thomson and Collins will have a target grant date fair value of $20,000,000, $7,000,000 and $7,000,000, respectively.

If the employment of Messrs. Carnie or Collins terminates following the Effective Time for any reason, then the Company will repurchase the Rollover Shares held by such executive, with a repurchase price equal to the greater of $9.00 per share and the fair market value of a share of Class A Common Stock on the repurchase date (such repurchase price, the “Specified Price”). The Company will also repurchase any shares Messr. Collins acquires in connection with a Rollover Holder Vested Company SAR following the Effective Time for the fair market value at the time of repurchase (the “SAR Repurchase Price”). In addition, on each of the first, second, third, fourth and fifth anniversaries of the Effective Time, each executive may elect to sell 20% of his Rollover Shares and/or shares acquired in connection with a Rollover Holder Vested Company SAR to the Company at the Specified Price or the SAR Repurchase Price, respectively. Messr. Carnie is not expected to have any Rollover Holder Vested Company SARs and Messr. Thompson is not expected to have any Rollover Shares or Rollover Holder Vested Company SARs.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Thomson’s appointment as Mr. Allen’s replacement is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The information furnished herewith pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On August 18, 2025 the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 15, 2025, by and among EH Parent LLC, EH MergerSub Inc. and Soho House & Co Inc.

10.1	Form of Rollover Support Agreement, dated as of August 15, 2025, by and among Soho House & Co Inc. and the Reinvesting Stockholders

99.1	Press Release, dated as of August 18, 2025 titled “Soho House & Co Inc. Signs Definitive Take-Private Agreement”

99.2	Press Release dated as of August 18, 2025 titled “Soho House & Co Announces CFO Transition; Hospitality Industry Veteran, Neil Thomson, Named New Chief Financial Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal year 2025, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 29, 2024 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the proposed transaction and other related matters. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at www.sohohouseco.com or by contacting the Company by submitting a message at ir@sohohouseco.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2025 (and which is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001846510/000114036125016070/ny20041589x1_def14a.htm. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001846510/000095017025047906/shco-20241229.htm), and in the sections entitled “Executive and Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001846510/000114036125016070/ny20041589x1_def14a.htm).

Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHO HOUSE & CO INC.
Date: August 18, 2025

	By:	/s/ Thomas Allen
Name: Thomas Allen
Title: Chief Financial Officer